MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT made as of January 28, 2000, by and between California Investment Trust, a Massachusetts business trust (the "Trust"), on behalf the series of the Trust identified in the Appendix attached hereto (the "Fund"), and CCM Partners, a limited partnership organized and existing under the laws of the State of California (the "Manager"),

     WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

     WHEREAS, the Trust desires to retain the Manager to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services;

     NOW THEREFORE, the Trust and the Manager mutually agree as follows:

     1. APPOINTMENT OF MANAGER. The Trust hereby employs the Manager and the Manager hereby accepts such employment, to render investment advice and management services with respect to the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees.

     2.   DUTIES OF MANAGER.

          (a) GENERAL DUTIES. The Manager shall act as investment manager to the Fund and shall supervise investments of the Fund on behalf of the Fund in accordance with the investment objectives, programs and restrictions of the Fund as provided in the Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws, and such other limitations as the Trustees may impose from time to time in writing to the Manager. The Manager shall, except as otherwise provided for herein, render or make available all services needed for the management, administration and operation of the Fund. Without limiting the generality of the foregoing, the Manager shall: (i) furnish the Fund with advice and recommendations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities for the Fund, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Trust's Board of Trustees may reasonably request; (iii) manage the investments of the Fund, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (iv) provide persons satisfactory to the Trust's Board of Trustees to act as officers and employees of the Trust and the Fund (such officers and employees, as well as certain Trustees, may be trustees, directors, officers, partners, or employees of the Manager or its affiliates); and (v) render to the Trust's Board of Trustees such

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periodic and special reports with respect to the Fund's investment activities as the Board may reasonably request

          (b) BROKERAGE. The Manager shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager. In placing the Fund's securities trades, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution, so that the Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that an affiliate of the Manager may act as one of the Fund's brokers in the purchase and sale of portfolio securities for the Fund, consistent with the requirements of the 1940 Act.

          It is also understood that it may be desirable for the Fund that the Manager have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers on the basis or seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Fund may be made with brokers who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Manager may select broker-dealers for the execution of the Fund's portfolio transactions who provide research and analysis as the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager in connection with its services to other clients.

          On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as of other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     3. BEST EFFORTS AND JUDGMENT. The Manager shall use its best judgment and efforts in rendering the advice and, services to the Fund as contemplated by this Agreement.

     4. INDEPENDENT CONTRACTOR. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Fund in any way, or in any way be deemed an agent for the Trust or for the Fund. It is expressly understood and agreed that the services to be rendered by the Manager to the Fund under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to

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others  so long as its  ability  to render  the  services  provided  for in this
Agreement shall not be impaired thereby.

     5. MANAGER'S PERSONNEL. The Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Trust's Board of Trustees may desire and reasonably request.

     6. REPORTS BY FUND TO MANAGER. Each Fund from time to time will furnish to the Manager detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to the Fund's investments as may be in its possession or available to it, together with such other information as the Manager may reasonably request.

     7.   EXPENSES.

          (a) The Manager shall bear and pay the costs of rendering the services to be performed by it under this Agreement. In addition, with respect to the operation of the Fund, the Manager is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are affiliates of the Manager, (ii) the expenses of printing and distributing the Fund's prospectuses, statements of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders), and (iii) providing office space and equipment reasonably necessary for the operation of the Fund.

          (b) The Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Fund including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of the Fund's shareholders  and  Board of  Trustees  that are  properly  payable  by the Fund;
salaries and expenses of officers and fees and expenses of members of the Trust's Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; insurance premiums on property or personnel of the Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses

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(including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all
charges  for   transfer,   shareholder   recordkeeping,   dividend   disbursing,
redemption, and other agents for the benefit of the Fund, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

          (c) To the extent the Manager incurs any costs by assuming expenses which are an obligation of the Fund as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses, except to the extent the Manager has otherwise agreed to bear such expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund to the extent of the Manager's actual costs for providing such services.

     8.   INVESTMENT ADVISORY AND MANAGEMENT FEE

          (a) The Fund shall pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to the Fund pursuant to this Agreement, a management fee as set forth in the Fee Schedule attached hereto as the Appendix, as may be amended in writing from time to time by the Trust and the Manager.

          (b) The management fee shall be accrued daily by the Fund and paid to the Manager on the first business day of the succeeding month.

          (c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to the Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

          (d) The fees payable to the Manager under this Agreement will be reduced to the extent required under the most stringent expense limitation applicable to the Fund imposed by any state in which shares of the Fund are qualified for sale. The Manager may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the responsibility of a Fund under this Agreement. Except as the Manager may otherwise agree with respect to the Fund, any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. Any fee withheld pursuant to this paragraph 8(d) from the Manager shall be reimbursed by the Fund to the Manager in the first fiscal year or the second fiscal year next succeeding the fiscal year of the withholding to the extent permitted by the applicable state law if the aggregate expenses for the

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next succeeding  fiscal year or second  succeeding fiscal year do not exceed the applicable state limitation or any more restrictive limitation to which the Manager has agreed.

          (e) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.

     9. TRADING IN FUND SHARES. The Manager agrees that neither it nor any of its partners, officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and partners or bona fide employees of the Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

     10. CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and the Fund.

     11. MANAGER'S LIABILITIES AND INDEMNIFICATION.

          (a) The Manager shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials), except for information supplied by the Trust or another third party for inclusion therein.

          (b) The Manager shall be liable to the Fund for any loss (including brokerage charges) incurred by the Fund as a result of any improper investment made by the Manager.

          (c) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

          (d) Notwithstanding the foregoing, the Manager agrees to reimburse the Trust for any and all costs, expenses, and counsel and Trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or Trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Manager or any of its partners where the action or inaction necessitating

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such  expenditures (i) is directly or indirectly  related to any transactions or proposed transaction in the interests or control of the Manager or its affiliates (or litigation related to any pending or proposed future transaction in such interests or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or (ii) is within the sole control of the Manager or any of its affiliates or any of their officers, partners, employees, or agents. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this subparagraph 11(d) within thirty (30) days after a bill or statement has been received from the Trust therefor. This provision shall not be deemed to be a waiver of any claim which the Trust may have or may assert against the Manager or others for costs, expenses, or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

          (e) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or partner or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

     12. NON-EXCLUSIVITY. The Trust's employment of the Manager is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein.

     13. TERM. This Agreement shall become effective as of the date of execution and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

     14. TERMINATION. This Agreement may be terminated by the Trust on behalf of the Fund at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to the Manager, and by the Manager upon sixty (60) days' written notice to the Fund.

     15. TERMINATION BY ASSIGNMENT. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

     16. TRANSFER, ASSIGNMENT. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of each Fund.

     17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

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     18. DEFINITIONS.  The terms "majority of the outstanding voting securities"
and "interested persons" shall have the meanings as set forth in the 1940 Act.

     19. NOTICE OF LIMITATION AN LIABILITY. The Manager acknowledges that it has received notice of and accepts the limitations of the Trust's liability set forth in Article III, Section 6(b) of its Agreement and Declaration of Trust. The Manager agrees that the Trust's obligations under this Agreement with respect to the Fund shall be limited to the Fund and to its assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust or the Fund, nor from the assets of shareholders of any other series of the Trust.

     20. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CALIFORNIA INVESTMENT TRUST             CCM PARTNERS
a Massachusetts business trust          a California limited partnership

By: _________________                   By:  _________________
    Phillip W. McClanahan                    RFS Partners,
    Vice President                           its General Partner

                                        By:  _________________
                                             Richard F. Shelton, Inc.,
                                             its General Partner

                                        By:  _________________
                                             Stephen C. Rogers,
                                             Co-trustee of
                                             Richard F. Shelton
                                             Trust, Sole
                                             Shareholder of
                                             Richard F. Shelton,
                                             Inc.

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                                    APPENDIX
                             TO MANAGEMENT AGREEMENT

               Dated January 28, 2000 (the "Management Agreement")

The provisions of the Management Agreement between the Trust and the Manager apply to the following series of the Trust: California Tax-Free Income Fund, California Insured Intermediate Fund and California Tax-Free Money Market Fund (each a "Fund").

                                  FEE SCHEDULE
                                  ------------

Each Fund shall pay to the Manager, as full compensation for all investment management, advisory and administrative services furnished or provided to that Fund, pursuant to the Management Agreement, a management fee based upon the Fund's average daily net assets at the following per annum rates:

--------------------------------------------------------------------------------
California Tax-Free Income Fund         0.50% of the value of the average  daily
                                        net assets up to and including assets of
                                        $100 million;  plus 0.45% of the average
                                        daily net assets over $100 million up to
                                        and including  $500 million;  plus 0.40%
                                        of the  average  daily net  assets  over
                                        $500 million.
--------------------------------------------------------------------------------
California Insured Intermediate Fund    0.50% of the value of the average  daily
                                        net assets up to and including assets of
                                        $100 million;  plus 0.45% of the average
                                        daily net assets over $100 million up to
                                        and including  $500 million;  plus 0.40%
                                        of the  average  daily net  assets  over
                                        $500 million.
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund   0.50% of the value of the average  daily
                                        net assets up to and including assets of
                                        $100 million;  plus 0.45% of the average
                                        daily net assets over $100 million up to
                                        and including  $500 million;  plus 0.40%
                                        of the  average  daily net  assets  over
                                        $500 million.
--------------------------------------------------------------------------------

                                 FEE LIMITATIONS
                                 ---------------

California Investment Trust Funds: To the extent that the gross operating costs and expenses of each Fund (excluding any extraordinary expenses, such as litigation) exceed 1.00% of that Fund's average daily net asset value for any one fiscal year, the Manager shall reimburse that Fund for the amount of such excess expenses.

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